Exhibit 10.1
February 28, 2007
Michael McAndrew
Black Box Corporation of Pennsylvania
Norstan, Inc.
1000 Park Drive
Lawrence, PA 15055
Re:	SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 24, 2005, as amended by First Amendment to the Second Amended and Restated Credit Agreement dated as of February 17, 2005 and Second Amendment to the Second Amended and Restated Credit Agreement dated as of March 28, 2006, as the same may be or have been further amended from time to time (the “Credit Agreement”) entered into by and among BLACK BOX CORPORATION OF PENNSYLVANIA, a Delaware corporation (“BBCPA”), and NORSTAN, INC., a Minnesota corporation (“Norstan” — BBCPA and Norstan are sometimes individually referred to herein as a “Borrower” and collectively as the “Borrowers”), BLACK BOX CORPORATION, a Delaware corporation (the “Parent”), the guarantors parties hereto from time to time (together with the Parent, the “Guarantors”), the Lenders parties hereto from time to time and CITIZENS BANK OF PENNSYLVANIA, a banking association organized and existing under the laws of the Commonwealth of Pennsylvania, as administrative agent for the Lenders parties hereunder (in such capacity, together with the successors in such capacity, the “Agent”)
Dear Mr. McAndrew:
     Reference is made to the Credit Agreement. Terms in this letter that are not defined in this letter shall have the meanings given to those terms in the Credit Agreement, unless the circumstances clearly require otherwise.
     You have advised that the Borrowers may not deliver the unaudited consolidated statements of income, cash flows and changes in stockholders’ equity of the Parent and its consolidated Subsidiaries for the fiscal quarter of the Parent and its consolidated Subsidiaries for the period ended December 30, 2006 and the associated Compliance Certificate within 60 days of the end of the fiscal quarter of the Borrowers ended December 30, 2006, as required by Sections 6.01(b), 6.01(c) and 6.01(d) of the Credit Agreement. In addition, you have advised that the Parent has not filed its Quarterly Report on Form 10-Q for its fiscal quarter ended December 30, 2006 (the “Form 10-Q”) with the Securities and Exchange Commission on a timely basis. Accordingly, Potential Defaults may have occurred and Events of Default may occur under the Credit Agreement (collectively, the “Defaults”).
     Subject to the terms and conditions of this letter agreement and provided that the Borrowers deliver such third quarter financial statements and the Form 10-Q to the Lenders on or prior to May 28, 2007, the Lenders agree to waive the Defaults.

     The Borrowers represent and warrant that: (i) subject to the last sentence of this paragraph, all of the representations and warranties contained in the Credit Agreement, the Notes and the other Loan Documents are true and correct, as if made on the date hereof, (ii) after giving effect to the terms of this letter agreement, no Event of Default or Potential Default exists on and as of the date hereof and the Borrowers are in compliance with all of the terms of the Credit Agreement, the Notes and the other Loan Documents, and (iii) the Borrowers are authorized to execute and deliver this letter agreement. The Lenders have been advised by the Parent that, as a result of the Parent’s ongoing review of its stock option practices, the Parent may need to restate its historical financial statements to record additional non-cash compensation expense related to stock option grants and to make other related adjustments. Accordingly, the financial statements, certificates, documents and other information previously delivered or to be delivered to the Lenders may not be accurate and complete in all material respects with respect to these potential adjustments.
     Except as specifically amended hereby, each of the Credit Agreement and the Loan Documents shall remain in full force and effect in the form in which it existed on the date hereof prior to giving effect to the terms of this letter agreement and the Borrowers ratify and affirm each of the Credit Agreement and the Loan Documents in its respective entirety (subject to the amendments specifically provided for herein).
     Nothing contained in this letter shall be construed to impair the security of the Agent or the Lenders or their successors and assigns under the Credit Agreement or any of the other Loan Documents nor affect or impair any rights or powers that the Agent or the Lenders may have under the Credit Agreement or the other Loan Documents for the recovery of the indebtedness of the Borrowers to the Lenders in case of non-fulfillment of the terms, provisions and covenants contained in this letter or the terms, rights, powers and covenants of the Credit Agreement and the other Loan Documents not modified by this letter. All rights, powers and remedies of the Agent and the Lenders under any other agreement now or at any time hereafter in force between the Agent, the Lenders and the Borrowers shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to the Agent and the Lenders by law.
     If the foregoing accurately sets forth our understanding with respect to the matters contained herein, please accept this letter agreement by signing where indicated below. This letter agreement shall not be enforceable against the Lenders and shall not act as a modification to any of the terms of the Credit Agreement until such time as it has been accepted by the Borrowers and each of the parties set forth below as provided below.

Very truly yours,

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Debra McAllonis

Title:	Senior Vice President

Agreed to and accepted,
intending to be legally bound
hereby, this 28th day of
February, 2007.

Borrowers:

BLACK BOX CORPORATION OF PENNSYLVANIA

By:	/s/ Michael McAndrew

Title:	Secretary and Treasurer

NORSTAN, INC.

By:	/s/ Michael McAndrew

Title:	CFO, Secretary and Treasurer

GUARANTORS:

BLACK BOX CORPORATION and each of the DOMESTIC SUBSIDIARIES listed on Annex C to the Credit Agreement

By:	/s/ Michael McAndrew

Title:	Secretary

LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ [Illegible Signature]

Title:	Vice President

BANK OF AMERICA, N.A., successor by merger to Fleet National Bank

By:	/s/ Sandra Gueirieri

Title:	Vice President
SIGNATURES CONTINUED ON THE NEXT PAGE

NATIONAL CITY BANK OF PENNSYLVANIA

By:	/s/ Emil Kwaczala

Title:	Vice President

US BANK

By:	/s/ Frances W. Josephic

Title:	Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ David A. Wild

Title:	Vice President

MELLON BANK, N.A.

By:	/s/ Daniel J. Lenckos

Title:	First Vice President

FIFTH THIRD BANK

By:	/s/ James Janovsky

Title:	Vice President

COMERICA BANK

By:	/s/ Erica Krzeminski

Title:	Account Officer

PEOPLE’S BANK

By:	/s/ George Paik

Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Thomas A. Majeski

Title:	Vice President